UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2026

Launchpad Cadenza Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43023	98-1877330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue

Suite 1530
Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 200-8778

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LPCVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	LPCV	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LPCVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of New Directors

On April 14, 2026, the board of directors (the “Board”) of Launchpad Cadenza Acquisition Corp I (the “Company”) appointed Sheldon Sussman as a member of the Board, effective immediately. The Board also appointed Mr. Sussman as a member and chair of the audit committee of the Board (the “Audit Committee”), replacing Jonathan Bier as chairperson of the Audit Committee. Mr. Bier will continue to serve as a member of the Audit Committee. Mr. Sussman will serve as a member of the first class of directors, which term will expire at the Company’s first annual general meeting.

Sheldon Sussman, age 70, is the Managing Director and Global Head of Asset-Backed Private Credit Origination at Napier Park Global Capital. Before joining Napier Park, from August 2021 through February 2024, Mr. Sussman was Head of EMEA at Cohen Circle executing the firm’s SPAC and Fintech investment strategies. From January 2017 through August 2021, prior to Cohen Circle, he was a senior investment professional at Elliott Advisors and earlier (February 2021 through January 2017), at Towerbrook Capital Partners. In both investment firms, Mr. Sussman originated financial services focused private equity and asset-based private credit investments. Before Towerbrook, from September 1998 through July 2009, Mr. Sussman was Senior Executive Vice President and member of the Managing Board of Rabobank International in charge of Global Financial Markets and Asset Management. In this capacity, he built an asset management platform totaling more than $25 billion in asset-based and leveraged loan investments. Earlier in his career, Mr. Sussman held senior roles in investment banking and financial markets at Deutsche Bank, Lehman Brothers, and Bankers Trust. Mr. Sussman graduated summa cum laude and Phi Beta Kappa from Rutgers College (BA in Economics) and has MBA (Finance) and MPH degrees from Yale University. We believe Mr. Sussman brings extensive experience in global financial markets and investment management, which will be a valuable asset to the Company’s Board.

No family relationships exist between Mr. Sussman and any other directors or executive officers of the Company. Mr. Sussman is not a party to any arrangements with any other person pursuant to which he was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Sussman has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Sussman signed a joinder to that certain letter agreement dated as of December 17, 2025, by and among the Company, its officers, its directors and Launch Sponsor LLC, pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of the Company they hold in favor of an initial business combination and also signed a joinder to that certain registration rights agreement dated as of December 17, 2025, by and among the Company and certain security holders, pursuant to which, amount other things, Mr. Sussman will be entitled to certain registration rights with respect to any ordinary shares of the Company that he owns. Mr. Sussman also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 filed with the SEC on November 10, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Launchpad Cadenza Acquisition Corp I

Date: April 15, 2026	By:	/s/ Max Shapiro
		Name:	Max Shapiro
		Title:	Chief Executive Officer

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